Exhibit 10.1

HUNGARIAN TELEPHONE AND CABLE CORP.

2002 INCENTIVE STOCK OPTION PLAN (AS AMENDED AS OF OCTOBER 5, 2004)

1. Purpose. The purpose of the 2002 Incentive Stock Option Plan of Hungarian Telephone and Cable Corp. (the “Corporation”) is to provide incentive to employees of the Corporation, to encourage employee proprietary interest in the Corporation, to encourage employees to remain in the employ of the Corporation, and to attract to the Corporation individuals of experience and ability to serve as employees, directors and consultants.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Corporation.

(b) “Cause” shall mean, except for purposes of Section 10, with respect to any Optionee, means (i) the definition of “Cause” as set forth in any individual employment agreement applicable to such Optionee, or (ii) in the case of an Optionee who does not have an individual employment agreement that defines Cause, and unless the Committee shall authorize a different definition of “Cause” for such Optionee, then “Cause” means the termination of an Optionee’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Corporation, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Corporation regarding matters relating to the business of the Corporation, (4) gross negligence in the performance of the Optionee’s duties that has or may reasonably be expected to have an adverse effect on the business, operations, assets, properties or financial condition of the Corporation, (5) commission of a felony or any crime involving moral turpitude, or (6) entering into competition with the Corporation. The determination of whether an Optionee’s employment was terminated for Cause shall be made by the Corporation in its sole discretion.

(c) “Code” shall mean the Internal Revenue Code of 1986 as amended from time to time.

(d) “Common Stock” shall mean the $.001 par value Common stock of the Corporation.

(e) “Committee” shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.

(f) “Corporation” shall mean Hungarian Telephone and Cable Corp., a Delaware corporation, its parent or any of its subsidiaries.

(g) “Disability” shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(h) “Employee” shall mean an individual (who may be an officer or a director) employed by the Corporation (within the meaning of the Code section 3401 and the regulations thereunder).

(i) “Exercise Price” shall mean the price per Share of Common Stock, determined by the Committee, at which an Option may be exercised.

(j) “Fair Market Value” means, with reference to a Share of Common Stock, “fair market value” determined pursuant to a valuation methodology approved by the Committee or, if the Committee does not approve a different valuation methodology, means, on any day, the daily closing price of a share of HTCC Stock on the American Stock Exchange, or, if the shares are not listed or admitted to trading on such exchange, on the principal United States securities exchange or on the NASDAQ/NMS on which the Shares are listed or admitted to trading, or if the shares are not listed or admitted to trading on any such exchange or on the NASDAQ/NMS, the mean between the closing high bid and low asked quotations with respect to a Share on such dates on the National Association of Securities Dealers, Inc. Automated Quotations System, or any similar system then in use, or if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

(k) “Incentive Stock Option” shall mean an Option described in Code section 422(b).

(l) “Nonstatutory Stock Option” or a “Non-Qualified Stock Option” shall mean an Option not described in Code sections 422(b) or 423(b).

(m) “Option” shall mean a stock option granted pursuant to the Plan.

(n) “Optionee” shall mean an Employee to whom an option has been granted.

(o) “Plan” shall mean this Hungarian Telephone and Cable Corp. 2002 Incentive Stock Option Plan.

(p) “Purchase Price” shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

(q) “Share” shall mean one Share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

(r) “Subsidiary” shall mean those subsidiaries of the Corporation as defined in section 424(f) of the code.

3. Effective Date. This Plan was approved by the Board and Shareholders effective April 30, 1992 and amended from time to time and renamed on May 22, 2002.

4. Administration. The Plan shall be administered by the Board of Directors or by the Stock Option Committee (the ‘Committee”) appointed by the Board, consisting of not less than two members thereof. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion make determinations with respect to Employees who shall be granted Options, the number of Shares to be optioned to each and the designation of such Options as Incentive Stock Options or Nonstatutory Stock Options.

The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted thereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

5. Eligibility. Optionees shall be such key Employees (who may be officers, whether or not they are directors), or directors or consultants of the Corporation who perform services of special importance to the management, operation and development of the business of the Corporation as the Committee shall select, but subject to the terms and conditions set forth below.

(a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Corporation) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(b) For purposes of Section 5(a), Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(c) Nothing in the Plan or any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment with the Corporation, nor shall it interfere in any way with the Optionee’s right or the Corporation’s right to terminate the employment relationship at any time, with or without Cause.

6. Stock. The stock subject to Options granted under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under Options exercised under this Plan shall not exceed 1,250,000. The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance under the Plan. In the event that any Option outstanding under the Plan expires for any reason or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 10 hereof.

7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written agreements in such form as the Committee shall from time to time determine which agreements shall comply with and be subject to the following terms and conditions:

(a) Date of Grant. Each option shall specify its effective date (the “date of grant”), which shall be the date specified by the Board or the Committee, as the case may be, in its action relating to the grant of the Option.

(b) Optionee’s Agreement. Each Optionee shall agree to remain in the employ of and to render to the Corporation his or her services for a period of one (1) year from the date of the granting of the Option, but such agreement shall not impose upon the Corporation any obligation to retain the Optionee in their employ for any period.

(c) Number of Shares. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

(d) Exercise Price and Consideration.

(i) The per Share exercise price under each Option shall be such price as is determined by the Board, subject to the following:

a) In the case of an Incentive Stock Option

i) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant.

ii) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

b) In the case of a Non-Qualified Stock Option the per Share exercise price may be less than, equal to, or greater than the Fair Market Value per Share on the date of grant.

(e) Exercise of Options. Vested Options may be exercised from time to time by giving written notice to the Treasurer, Secretary, or General Counsel of the Corporation, or his or her designee, specifying the number of Shares to be purchased. The Purchase Price shall be paid for in full on or before the settlement date of the Shares issued pursuant to the exercise of the Option (i) in cash or in whole or in part through the transfer to the Corporation of Shares in accordance with procedures established by the Committee from time to time. An Optionee may also pay the Purchase Price in whole or in part pursuant to a “net share settlement” (“net exercise”) pursuant to which the Optionee elects to have Shares withheld upon exercise to pay the Purchase Price in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a “cashless exercise” procedure involving a broker or dealer, that affords Optionees the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Purchase Price and/or to satisfy withholding tax obligations related to the Option. In the event such Purchase Price is paid in whole or in part with Shares, the portion of the Purchase Price so paid shall be equal to the value, as of the date of exercise of the Option, of such Shares. The value of such Shares shall be equal to the number of such Shares multiplied by the Fair Market Value of such Shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Corporation shall not issue or transfer Shares upon exercise of an Option until the Purchase Price is fully paid. Subject to such rules as the Committee may determine from time to time, an Optionee may satisfy any amounts required to be withheld by the Corporation under applicable federal, state and local tax laws in effect from time to time, by electing to have the Corporation withhold a portion of the Shares to be delivered for the payment of such taxes.

(f) Term of Option; Nontransferability of Options. Each Option shall state the time or times when it becomes exercisable. No option shall be exercisable after the expiration of ten (10) years from the date it is granted. During the lifetime of the Optionee, an Incentive Stock Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee’s death, no Incentive Stock Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution. No Non-Qualified Option granted under the Plan shall be transferable other than by will or the laws of descent or distribution except pursuant to a domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act (“ERISA”) or the rules thereunder and except that, with the consent of the Committee acting in its sole discretion, an Optionee may transfer (a “Family Member Transfer”) a Non-Qualified Option to (i) a member of the Optionee’s immediate family (which for the purposes of the Plan shall have the same meaning as defined in Rule 16a-1 promulgated under the Securities Exchange Act); (ii) a trust (the “Family Trust”) the beneficiaries of which consist exclusively of members of the Optionee’s immediate family; and (iii) a partnership, limited partnership or other limited liability entity (“Family Entity”) the members of which consist exclusively of members of the Optionee’s immediate family or a Family Trust; provided that no consideration is paid for the transfer and that each Family

Transferee execute an instrument agreeing to be bound by the provisions of the Plan and the restrictions as to the transferability of the Non-Qualified Option. During the lifetime of an Optionee, a Non-Qualified Option shall be exercisable only by the Optionee or his or her Family Transferee. A (“Family Transferee”) is a transferee that is a Family Trust, Family Entity or a member of the immediate family of an Optionee.

(g) Termination of Employment. Subject to Section 10, the following provisions will govern the ability of an Optionee to exercise any outstanding Options following the Optionee’s termination of employment with the Corporation unless the Committee determines otherwise with respect to any individual Option.

(i) If the employment of an Optionee with the Corporation is terminated for reasons other than (i) death, (ii) discharge for Cause, (iii) retirement, or (iv) resignation, such Optionee’s outstanding Options may be exercised at any time within three years after such termination, to the extent of the number of Shares covered by such Options which were exercisable at the date of such termination; except that an Option shall not be exercisable on any date beyond the expiration date of such Option.

(ii) If the employment of an Optionee with the Corporation is terminated for Cause, any Options of such Optionee (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately.

(iii) If the employment of an Optionee is terminated due to resignation and the Optionee is not eligible to retire under any Corporation pension plan, such Optionee’s outstanding Options may be exercised at any time within three years of such resignation to the extent that the number of Shares covered by such Options were exercisable at the date of such resignation, except that an Option shall not be exercisable on any date beyond the expiration date of such Option.

(iv) Should an Optionee, who is not eligible to retire under any Corporation pension plan, die either while in the employ of the Corporation or after termination of such employment (other than discharge for Cause), the Options of such deceased Optionee may be exercised by his or her personal representative at any time within three years after the Optionee’s death to the extent of the number of Shares covered by such Options which were exercisable at the date of such death, except that an Option shall not be exercisable on any date beyond the expiration date of such Option.

(v) Should an Optionee who is eligible to retire under any Corporation pension plan die prior to the vesting of his or her outstanding Options, any installment or installments not then exercisable shall become fully exercisable as of the date of the Optionee’s death and the Options may be exercised by the Optionee’s personal representative at any time prior to the expiration date of such Options.

(vi) Should an Optionee who has retired die prior to exercising all of his or her outstanding Options, then such Options may be exercised by the Optionee’s personal representative at any time prior to the expiration date of such Options.

(vii) If an Optionee who was granted an Option dies within 180 days of the expiration date of such Option, and if on the date of death the Optionee was entitled to exercise such Option, including Options vested pursuant to Section 7(g)(v), and if the Option expired without being exercised, the personal representative of the Optionee shall receive in settlement a cash payment from the Corporation of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option) of Shares subject to the Option exceeds the Option Price.

(viii) Notwithstanding any other provision of this Section 7(g), if an Optionee’s employment with the Corporation terminates (except for a termination for Cause which is governed by Section 7(g)(ii) prior to the vesting of all Options, and if the Optionee is eligible to retire under any Corporation pension plan at the date of such termination, any installment or installments not then exercisable shall become fully exercisable as of the effective date of such termination and may be exercised at any time prior to the expiration date of such Options. If the Optionee receives severance payments from the Corporation and becomes eligible to retire during the severance payment period, all of the Optionee’s Options shall become fully exercisable as of the date of such Optionee’s retirement eligibility date and may be exercised at any time prior to the expiration date of such Options.

(h) Rights as a Stockholder. An Optionee or a permitted transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10.

(i) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the exchange of outstanding Options (to the extent not theretofore exercised and subject to the provisions of paragraph 7(d) above) for the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

(j) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

8. Limitation on Annual Options.

General Rule. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Corporation) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

9. Term of Plan. Options may be granted pursuant to the Plan until the termination of the Plan on April 30, 2008.

10. Change in Control.

(a) Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 10 shall govern and supersede any inconsistent terms or provisions of the Plan.

(b) Definitions.

(1) Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:

a) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the Corporation’s then outstanding voting securities (the “Voting Securities”); or

b) The individuals who, as of October 5, 2004, are members of the Corporation’s Board of Directors (the “Incumbent Board”), cease for any reason to constitute more than fifty percent of the Corporation’s Board of Directors; provided, however, that if the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

c) The consummation of a merger or consolidation involving the Corporation if the shareholders of the Corporation, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

d) Approval by shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation; or

e) Acceptance of shareholders of the Corporation of shares in a share exchange if the shareholders of the Corporation, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Notwithstanding anything contained in this Plan to the contrary, if an Optionee’s employment is terminated by the Corporation without Cause within one year prior to a Change in Control and such termination (i) was at the request of a third party who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of, a Change in Control, then for purposes of this Section 10 only, the date of a Change in Control shall mean the date immediately prior to the date of such Optionee’s termination of employment.

(2) Cause. For purposes of this Section 10 only, with respect to any Optionee, (i) “Cause” shall be defined as set forth in any individual agreement applicable to an Optionee, or (ii) in the case of an Optionee who does not have an individual agreement that defines Cause, then Cause shall mean the termination of an Optionee’s employment by reason of his or her (A) conviction of a felony or (B) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise. No act, nor failure to act, on the Optionee’s part, shall be considered “willful” unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Corporation.

(3) Good Reason. For purposes of this Section 10, with respect to any Optionee, (i) “Good Reason” shall be defined as set forth in any individual agreement applicable to an Optionee, or (ii) in the case of an Optionee who does not have an individual agreement that defines Good Reason, then Good Reason shall mean any of the following events or conditions:

a) a reduction in the Optionee’s base salary or any failure to pay the Optionee any compensation or benefits to which he or she is entitled within thirty (30) days of the date due;

b) the Corporation requiring the Optionee to be based at any place outside a 50-mile radius from his or her site of employment prior to the Change in Control, except for reasonably required travel on the Corporation’s business which is not greater than such travel requirements prior to the Change in Control;

c) the failure by the Corporation to provide the Optionee with compensation and benefits, in the aggregate, substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under compensation or employee benefit plans, programs and practices as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

d) any purported termination of the Optionee’s employment for Cause which does not comply with the requirements of the definition of “Cause” as set forth in Section 10(b)(2); or

e) the failure of the Corporation to obtain an agreement from any successor or assign of the Corporation to assume and agree to perform the Plan.

(c) Effect of Change in Control on Certain Options.

(1) If the Corporation is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Options, or does not substitute equivalent equity options relating to the securities of such Acquiror or its affiliates for such Options, then all such Options shall become immediately and fully exercisable. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Optionee for the outstanding Options upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Corporation’s securities relating to such Options. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(2) If the Corporation is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options or substitutes equivalent equity options relating to the securities of such Acquiror or its affiliates for such Options, then all such Options or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(3) If (i) the employment of an Optionee with the Corporation is terminated (A) without Cause (as defined in Section 10(b)(2)) or (B) by the Optionee for Good Reason, in either case within twenty-four (24) months following a Change in Control, and (ii) the Corporation is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options or substitutes equivalent equity options relating to the securities of such Acquiror or its affiliates for such Options, then all outstanding Options shall become immediately and fully exercisable.

(4) If (i) the employment of an Optionee with the Corporation is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Corporation is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options or substitutes equivalent equity options relating to the securities of such Acquiror or its affiliates for such Options, then any Options of such Optionee shall expire.

(5) Outstanding Options which vest in accordance with Section 10(c), may be exercised by the Optionee in accordance with Section 7(g); provided, however, that an Optionee whose Options become exercisable in accordance with Section 10(c)(3) may exercise an Option at any time within three years after such termination, except that an Option shall not be exercisable on any date beyond the expiration date of such Option, provided, further that any Optionee who is eligible to retire at the date of such termination (or during any period during which such Optionee receives severance payments) may exercise his or her Options in accordance with Section 7(g)(viii), and provided, further, that in the event of an Optionee’s death after such termination the exercise of Options shall be governed by Sections 7(g)(iv)(vi) or (vii), as the case may be.

(d) Amendment or Termination.

(1) This Section 10 shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Optionee under the Plan.

(2) For a period of twenty-four (24) months following a Change in Control, the Plan shall not be terminated (unless replaced by a comparable long-term incentive plan) and during such period the Plan (or such replacement plan) shall be administered in a manner such that Optionees will be provided with long-term incentive options producing reward opportunities generally comparable to those provided prior to the Change in Control. Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

11. Securities Law Requirements. No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that: (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or Federal Law has been satisfied.

12. Amendment of the Plan. The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall:

(a) Increase the number of Shares issuable pursuant to the Plan; or

(b) Change the requirements as to eligibility for participation in the Plan.

(c) Materially increase benefits accruing to participants under the Plan.

13. Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

14. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.